For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports First Quarter 2008 Financial Results

•	Quarterly revenue increases 56% from prior year, and 2% from prior quarter
•	Small business revenue grows 8% from prior quarter
•	Consumer revenue in line with expectations
•	Quarterly sequential revenue growth is 3%, excluding Kasamba impact
•	GAAP EPS in first quarter is breakeven
•	Adjusted EPS and EBITDA per share are $0.03
•	Company integrates Kasamba and LivePerson websites
•	US-based clients fully migrated to new colocation facility

NEW YORK, NY - May 1, 2008 - LivePerson, Inc. (Nasdaq: LPSN), a provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the first quarter ended March 31, 2008.

Revenue

Revenue for the first quarter was $17.1 million, a 56% increase from the first quarter of 2007, and a 2% sequential increase as compared to the fourth quarter of 2007. Excluding the impact of the acquisition of Kasamba, Inc., revenue for the first quarter was $14.4 million, a 31% increase from the first quarter of 2007, and a 3% sequential increase as compared to the preceding quarter. The Kasamba transaction closed on October 3, 2007.

“During the quarter, we added and expanded business with several global enterprise companies, our small business group continued to excel with 8% sequential growth, and revenue for our consumer group was right in line with our expectations,” CEO Robert LoCascio said. “We achieved a number of operational and strategic milestones since our last earnings release, including a full US-based customer migration to our new colocation server facility, as well as the unification of the Kasamba and LivePerson websites at www.liveperson.com.”

Client and Partner Expansion

The company added several new clients with global reach, including:

•	Sharp Electronics Corporation
•	Texas Instruments
•	Scottrade

The company also contracted for expansions with several clients in the US and UK, including:

•	One of the world’s largest financial institutions
•	The world’s premier family-destination vacation club
•	Getty Images
•	Prudential UK, a leading insurance and pension provider
•	A leading US-based credit card issuer

LivePerson and TELUS, a leading Canadian telecommunications company, announced a relationship that enables TELUS to sell LivePerson’s proactive chat and click-to-call applications under the brand name “TELUS LiveSales powered by LivePerson” to TELUS business customers.

Net Income

Net loss for the first quarter of 2008 was $0.2 million or $0.00 per share as compared to net income of $0.9 million or $0.02 per share in the first quarter of 2007, and net income of $2.4 million or $0.05 per share in the fourth quarter of 2007. Included in net income for the three months ended December 31, 2007 is a net tax benefit of $1.7 million, resulting from the release of the company’s valuation allowance against deferred tax assets based on current estimates of future taxable income.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before interest, taxes, depreciation and amortization (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and stock-based compensation. The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the first quarter of 2008 was $1.4 million or $0.03 per share, as compared to $2.1 million or $0.05 per share in the comparable period in 2007, and $4.4 million or $0.09 per share in the fourth quarter of 2007. Included in adjusted net income for the three months ended December 31, 2007 is the $1.7 million net tax benefit noted above.

EBITDA for the first quarter of 2008 was $1.7 million or $0.03 per share, as compared to $2.0 million or $0.05 per share in the first quarter of 2007, and $2.8 million or $0.06 per share in the fourth quarter of 2007.

Cash

The company’s cash balance was $21.5 million at March 31, 2008 as compared to $26.2 million as of December 31, 2007. During the first quarter, the company repurchased stock resulting in a cash outlay of $2.0 million, and purchased computer hardware related primarily to the colocation facility resulting in a cash outlay of $2.5 million. Also in the quarter, the company paid annual incentive compensation accrued in 2007 resulting in a cash outlay of approximately $2.6 million. Excluding these items, the company generated approximately $2.4 million from ongoing operations.

Financial Expectations

Second Quarter 2008
•	Revenue of $17.9 - $18.4 million
•	EBITDA of $0.03 per share
•	Adjusted net income of $0.03 per share
•	GAAP EPS of $0.00
•	An estimated effective tax rate of 55%
•	Fully diluted share count of approximately 50.5 million

Full Year 2008
•	Revenue of $77 - $79 million
•	EBITDA of $0.22 - $0.24 per share
•	Adjusted net income of $0.20 - $0.21 per share
•	GAAP EPS of $0.04 - $0.05
•	An estimated effective tax rate of 55%
•	Fully diluted share count of approximately 51.5 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

Q1 2008
Cost of revenue	$114
Product development	291
Sales and marketing	289
General and administrative	265
Total	$959

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

Q1 2008
Cost of revenue	$307
General and administrative	391
Total	$698

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2008	2007
Total revenue	$17,085	$10,969

Operating expenses:
Cost of revenue	4,886	2,789
Product development	3,074	1,820
Sales and marketing	5,798	3,402
General and administrative	3,180	2,020
Amortization of intangibles	391	242
Total operating expenses	17,329	10,273

(Loss) income from operations	(244)	696

Other income, net	81	222

(Loss) income before provision for income taxes	(163)	918

Provision for income taxes	49	-

Net (loss) income	$(212)	$918

Basic net (loss) income per common share	$(0.00)	$0.02

Diluted net (loss) income per common share	$(0.00)	$0.02

Weighted average shares outstanding used in basic net
(loss) income per common share calculation	47,892,703	41,297,515

Weighted average shares outstanding used in diluted net
(loss) income per common share calculation	47,892,703	44,761,279

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31,
	2008	2007
Net (loss) income in accordance with generally accepted accounting principles
	$(212)	$918
Add/(less):
(a) Amortization of intangibles	698	325
(b) Stock-based compensation	959	815
(c) Depreciation	323	208
(d) Provision for income taxes	49	-
(e) Interest income, net	(81)	(222)
EBITDA (1)	$1,736	$2,044
Diluted EBITDA per common share	$0.03	$0.05

Weighted average shares used in diluted EBITDA per common share	49,775,947	44,761,279

Net (loss) income in accordance with generally accepted accounting principles
	$(212)	$918
Add:
(a) Amortization of intangibles	698	325
(b) Stock-based compensation	959	815
Adjusted net income	$1,445	$2,058
Diluted Adjusted net income per common share	$0.03	$0.05

Weighted average shares used in diluted adjusted net income per common share	49,775,947	44,761,279

EBITDA (1)	$1,736	$2,044
Add/(less):
Changes in operating assets and liabilities	(2,150)	(577)
Provision for doubtful accounts	68	20
Provision for income taxes	(49)	-
Deferred income taxes	(13)	(1,029)
Interest income, net	81	222
Net cash (used in) provided by operating activities	$(327)	$680

(1) Earnings before interest, taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2008	December 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$21,542	$26,222
Accounts receivable, net	7,247	6,026
Prepaid expenses and other current assets	1,844	1,802
Deferred tax assets, net	-	42
Total current assets	30,633	34,092

Property and equipment, net	4,752	3,733
Intangibles, net	6,255	6,953
Goodwill	51,783	51,684
Deferred tax assets, net	4,272	4,202
Security deposits	337	499
Other assets	1,527	1,325
Total assets	$99,559	$102,488

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,770	$3,067
Accrued expenses	5,759	9,191
Deferred revenue	4,941	4,000
Deferred tax liabilities, net	208	193
Total current liabilities	14,678	16,451

Other liabilities	1,527	1,325

Commitments and contingencies

Total stockholders' equity	83,354	84,712
Total liabilities and stockholders' equity	$99,559	$102,488

About LivePerson
LivePerson is a provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson’s hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson’s intelligent platform helps millions of people succeed online; more than 6,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.